As filed with the Securities and Exchange Commission on May 24, 2007

Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4146982
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

2000 Westchester Avenue
Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan

(Full Title of the Plan)

Adam R. Kokas

Senior Vice President, General Counsel, and Secretary

Atlas Air Worldwide Holdings, Inc.

2000 Westchester Avenue

Purchase, NY 10577-2543

(Name and Address of Agent For Service)

(914) 701-8000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Shares, $.01 par value per share	628,331 shares	$58.62 (2)	$36,832,763 (2)	$1,130.77

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Atlas Air Worldwide Holdings, Inc. Common Shares, par value $0.01, reported on the Nasdaq National Market on May 21, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for our latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in our registration statements on Form 8-K filed with the SEC on February 21, 2001, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

 Item 4. Description of Securities.

Not applicable.

 Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. Our certificate of incorporation further provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which may be made by us to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have also entered into indemnification agreements with our officers and directors, a form of which is incorporated herein by reference to Exhibit 10.30. The indemnification agreements provide our officers and directors with further indemnification to the maximum extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

 Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

 Item 9. Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulatio S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

______________________________________________________________________________

    SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the day of May 23, 2007.

Atlas Air Worldwide Holdings, Inc.
/s/ William J. Flynn
By:	William J. Flynn President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In addition, the undersigned officers of Atlas Air Worldwide Holdings, Inc., hereby severally constitute and appoint William J. Flynn, Michael L. Barna, John W. Dietrich and Adam R. Kokas and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-8 of Atlas Air Worldwide Holdings, Inc., and generally to do all such things in our name and on our behalf in our capacities indicated below to enable Atlas Air Worldwide Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

* * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on May 23, 2007 on behalf of the Registrant and in the capacities indicated.

Signature	Capacity
/s/ William J. Flynn	President, Chief Executive Officer and Director (Principal Executive Officer)
William J. Flynn
/s/ Michael L. Barna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Michael L. Barna
/s/ Gordon L. Hutchinson	Vice President and Controller (Principal Accounting Officer)
Gordon L. Hutchinson
/s/ Eugene I. Davis	Chairman of the Board, Director
Eugene I. Davis
/s/ Robert F. Agnew	Director
Robert F. Agnew

Signature	Capacity
/s/ Timothy J. Bernlohr	Director
Timothy J. Bernlohr
/s/ Keith E. Butler	Director
Keith E. Butler
/s/ Jeffrey H. Erickson	Director
Jeffrey H. Erickson
/s/ James S. Gilmore III	Director
James S. Gilmore III
/s/ Carol B. Hallett	Director
Carol B. Hallett
/s/ Frederick McCorkle	Director
Frederick McCorkle

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Ropes & Gray LLP (filed herewith)
10.30	Form of Directors and Officers Indemnification Agreement (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated November 14, 2005 (File No. 001-16545)).
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page attached hereto)
99.1	Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated May 24, 2007)

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